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                                                                   EXHIBIT 99.1

For Immediate Release:
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                                              Contact: Thomas S. Taylor
                                                       Chief Financial Officer
                                                       (516) 694-1111

Farmingdale, New York, December 5, 1997-Colorado Prime Corporation announced today that William Willett, Director, President and Chief Operating Officer, has resigned to pursue other interest. In the interim, William Dordelman, Chairman and CEO will assume Mr. Willett's responsibilities.

Colorado Prime, based in Farmingdale, New York, is a leading direct marketer of home shopping services, offering high quality, value added food programs and products related to in-home dining and entertainment through a combination of telemarketing and in-home selling.